EXHIBIT 99-2

New Ulm Telecom, Inc.

Unaudited Pro Forma Combined Condensed Financial Statements for the year ended December 31, 2012

Introduction to the Pro Forma Financial Statements

As previously disclosed, NU Telecom, Arvig Enterprises, Inc. and Blue Earth Valley Communications, Inc. were equal one-third owners in HCC, a diversified telecommunications company. In keeping with the November 15, 2012 spin-off agreement, HCC and its three owners/shareholders agreed to distribute its independent local exchange company subsidiaries to its three owners/shareholders (“Spin–Off”). HCC and its shareholders determined that by spinning-off these local exchange telephone companies to its constituent shareholders, these individual shareholders would be able to take advantage of their geographical proximity to these local exchange telephone companies to (i) continue to provide continued and uninterrupted service to customers of these local exchange telephone companies; (ii) more fully integrate these local exchange telephone companies into their current operations and existing operating businesses and (iii) allow more efficient branding and delivery of services to these customers.

The Spin-off was completed on December 31, 2012.

Under the Spin-Off, NU Telecom received all of the stock of SETC and certain assets and investments of HCC. SETC currently serves customers in southern Minnesota.

The acquisition has been accounted for using the acquisition method of accounting in accordance with current standards. As a result, the fair value of the consideration paid, which consists of our investment in HCC, has been allocated to the fair value of the assets and liabilities received for the HCC Spin-Off. The allocation of the purchase price to SETC’s assets and liabilities has been based on preliminary estimates of fair values as determined by an independent valuation consultant. This allocation is preliminary and further refinements are likely to be made. Criteria have been established in Accounting Standards Codification (ASC) 805, “Business Combinations” for determining whether intangible assets should be recognized separately from goodwill.

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of NU Telecom and SETC after giving effect to the spin-off of SETC by HCC to NU Telecom, and assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The pro forma statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by NU Telecom’s management as a result of the merger. In addition, the amounts reflected as increases for depreciation and amortization on the statement of income are due to the stepped-up basis of assets and other intangibles. While these amounts reduce net income, they do not affect cash flow for NU Telecom.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2012

	ASSETS Historical				New Ulm Telecom, Inc. Pro Forma Combined
			Pro Forma Adjustments (Note 3)
	New Ulm	Sleepy Eye Telephone Co.
CURRENT ASSETS:
Cash and Cash Equivalents	$2,731,700	$18,150	$–		$2,749,850
Other Current Assets	5,338,087	421,296	120,673	(a)
	–	–	218	(a)	5,880,274
Total Current Assets	8,069,787	439,446	120,891		8,630,124

INVESTMENTS AND OTHER ASSETS:
Hector Investment	25,463,052	–	(25,463,052)	(a), (b), (c)	–
Goodwill and Intangibles	47,846,293	40,740	20,698,066	(b)	68,585,099
Other Investments	4,327,653	483,916	1,929,022	(b)
	–	–	(171,600)	(c)	6,568,991
Total Investments and Other Assets	77,636,998	524,656	(3,007,564)		75,154,090

PROPERTY, PLANT AND EQUIPMENT:
Telecommunications Plant	97,885,468	28,195,968	(20,373,511)	(b)	105,707,925
Other Property	8,286,853	325,962	1,608,678	(b)	10,221,493
Video Plant	9,270,820	102,440	(11,750)	(b)	9,361,510
Total Property, Plant and Equipment	115,443,141	28,624,370	(18,776,583)		125,290,928
Less Accumulated Depreciation	80,466,903	23,942,872	(23,942,872)	(b)	80,466,903
Net Property, Plant and Equipment	34,976,238	4,681,498	5,166,289		44,824,025

TOTAL ASSETS	$120,683,023	$5,645,600	$2,279,616		$128,608,239

See accompanying notes to unaudited pro forma combined condensed financial statements.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
DECEMBER 31, 2012

LIABILITIES AND STOCKHOLDER’S EQUITY

	Historical		Pro Forma Adjustments (Note 3)		New Ulm Telecom, Inc. Pro Forma Combined

	New Ulm	Sleepy Eye Telephone Co.
CURRENT LIABILITIES:
Current Portion of Long-Term Debt	$4,113,000	$–	$–		4,113,000
Other Accounts Payable & Accrued Liabilities	4,221,450	182,411	118,210	(a)	4,522,071
Total Current Liabilities	8,334,450	182,411	118,210		8,635,071

LONG-TERM DEBT, Less Current Portion	42,494,385	–	–		42,494,385

NONCURRENT LIABILITIES:
Loan Guarantees	303,627	–	–		303,627
Income Taxes	12,646,310	972,779	6,691,426	(b)	20,310,515
Other Accrued Liabilities	136,146	–	–		136,146
Other Deferred Credits	865,879	–	131,990	(a)	997,869
Total Noncurrent Liabilities	13,951,962	972,779	6,823,416		21,748,157

STOCKHOLDER’S EQUITY:

Common Stock	8,554,197	1,278,575	(1,278,575)	(b)
			(47,667)	(c)	8,506,530
Paid in Capital		131,492	(131,492)	(b)	–
Accumulated other Comprehensive Income (Loss)	(179,313)	–	–		(179,313)
Retained Earnings	47,527,342	3,080,343	(3,080,343)	(b)
	–	–	(123,933)	(c)	47,403,409
Total Stockholder’s Equity	55,902,226	4,490,410	(4,662,010)		55,730,626

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$120,683,023	$5,645,600	$2,279,616		$128,608,239

See accompanying notes to unaudited pro forma combined condensed financial statements.

NEW ULM TELECOM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2012

	Historical		Pro Forma Adjustments (Note 3)		New Ulm Telecom, Inc. Pro Forma Combined

	New Ulm	Sleepy Eye Telephone Co.

OPERATING REVENUES:
Local Network	$5,782,218	$1,158,468	–		$6,940,686
Network Access	10,781,356	1,716,584	–		12,497,940
Video Services	5,969,610	728,305	–		6,697,915
Internet Services	5,568,000	1,464,517	–		7,032,517
Other	4,381,804	459,460	(359,438)	(h)	4,481,826
Total Operating Revenues	32,482,988	5,527,334	(359,438)		37,650,884

OPERATING EXPENSES:
Plant Operations, Excluding Depreciation and Amortization	6,633,873	1,177,845	–		7,811,718
Cost of Video Services	5,104,561	563,689	–		5,668,250
Cost of Internet Services	959,058	120,455	–		1,079,513
Cost of Other Nonregulated Services	1,612,538	19,210	–		1,631,748
Depreciation and Amortization	8,219,749	1,186,129	821,143	(e)
			554,825	(f)	10,781,846
Selling, General and Administrative	6,269,618	486,390	(119,813)	(i)	6,636,195
Total Operating Expenses	28,799,397	3,553,718	1,256,155		33,609,270

OPERATING INCOME	3,683,591	1,973,616	(1,615,593)		4,041,614

OTHER INCOME (EXPENSES):
Interest Expense	(2,227,343)	(109)	(96,278)	(d)	(2,323,730)
Interest and Dividend Income	81,808	13,984	–		95,792
AFUDC	19,067	–	–		19,067
Equity Earnings in Hector Comm. Corp.	770,539	–	(770,539)	(g)	–
Loss on HCC Spin-Off	(111,546)	–	–		(111,546)
CoBank Patronage Dividends	449,878	–	–		449,878
Other Investment Income (Loss)	143,443	(25,569)	–		117,874
Total Other Income (Expenses)	(874,154)	(11,694)	(866,817)		(1,752,665)

INCOME BEFORE INCOME TAXES	2,809,437	1,961,922	(2,482,410)		2,288,949

INCOME TAXES	(365,477)	799,444	(1,004,631)	(j)	(570,664)

NET INCOME	$3,174,914	$1,162,478	$(1,477,779)		$2,859,613

BASIC AND DILUTED NET INCOME PER SHARE	$0.62	$0.23	$(0.29)		$0.56

DIVIDENDS PER SHARE	$0.33	$–	$–		$0.33

WEIGHTED AVERAGE SHARES OUTSTANDING	5,123,017	5,123,017	5,123,017		5,123,017

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS

Note 1 – The Acquisition of SETC

As previously disclosed, NU Telecom, Arvig Enterprises, Inc. and Blue Earth Valley Communications, Inc. were equal one-third owners in HCC, a diversified telecommunications company. In keeping with the November 15, 2012 spin-off agreement, HCC and its three owners/shareholders agreed to distribute its independent local exchange company subsidiaries to its three owners/shareholders (“Spin–Off”). HCC and its shareholders determined that by spinning-off these local exchange telephone companies to its constituent shareholders, these individual shareholders would be able to take advantage of their geographical proximity to these local exchange telephone companies to (i) continue to provide continued and uninterrupted service to customers of these local exchange telephone companies; (ii) more fully integrate these local exchange telephone companies into their current operations and existing operating businesses and (iii) allow more efficient branding and delivery of services to these customers.

The Spin-off was completed on December 31, 2012.

Under the Spin-Off, NU Telecom received all of the stock of SETC and certain assets and investments of HCC. SETC currently serves customers in southern Minnesota.

The unaudited pro forma combined condensed balance sheet and statement of income are not necessarily indicative of the financial position and operating results that would have been achieved had the spin-off been completed as of January 1, 2012. They should not be construed as being a representation of financial position or future operating results of the combined companies. The unaudited pro forma combined condensed financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any integration or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

The accompanying unaudited pro forma combined condensed balance sheet of NU Telecom and SETC gives effect to the spin-off of SETC that occurred on December 31, 2012. The unaudited pro forma combined condensed balance sheet is based on each entity’s respective historical financial statements. The unaudited pro forma combined condensed balance sheet should be read in conjunction with NU Telecom’s audited consolidated financial statements and notes, presented in NU Telecom’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed on or about March 22, 2013 with the Securities and Exchange Commission (SEC).

The accompanying unaudited pro forma combined condensed consolidated statement of income of NU Telecom and SETC gives effect to the spin-off of SETC as if it had occurred on January 1, 2012, and reflects the unaudited pro forma combined condensed results of operations of SETC for the year ended December 31, 2012 combined with the unaudited pro forma combined condensed results of operations of NU Telecom for the year ended December 31, 2012. The unaudited pro forma combined condensed consolidated statement of income are based on each entity’s respective historical financial statements. The unaudited pro forma combined condensed consolidated statement of income should be read in conjunction with NU Telecom’s audited consolidated financial statements and notes, together with management’s discussion and analysis of financial condition and results of operations, presented in NU Telecom’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed on or about March 22, 2013 with the SEC.

The unaudited pro forma combined condensed consolidated statements of income are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the spin-off occurred as of January 1, 2012 for statement of income purposes, nor are they necessarily indicative of the future financial position or results of operations of the combined companies.

The unaudited pro forma combined condensed consolidated statement of income includes adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of SETC, and other assets and investments of HCC. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this report. The unaudited pro forma combined condensed consolidated statement of income does not include the realization of cost savings from operating efficiencies or synergies that may result from the spin-off.

Note 2 – Allocation of the Fair Value of HCC Spin-Off

The allocation of the spin-off value for the HCC assets has been based on the assets’ fair values. GAAP establishes criteria for determining whether intangible assets should be recognized separately from goodwill. GAAP states that goodwill and intangible assets with indefinite lives are not amortized, but rather are tested for impairment on at least an annual basis.

The preliminary allocation of the spin-off value of SETC is shown below:

Current assets	$439,664
Property, plant and equipment	9,847,787
Investments	2,412,938
Customer relationship intangible	9,900,000
Trade name intangible	570,000
Excess costs over net assets acquired (Goodwill)	10,268,806
Current liablities	(300,621)
Deferred liabilities	(7,675,522)
Total price allocation	25,463,052
Less Cash Acquired	(18,150)

Total Consideration for Acquisition	$25,444,902

Note 3 – Adjustments to Unaudited Pro Forma Combined Condensed Financial Statements

The adjustments to the unaudited pro forma combined condensed balance sheet as of December 31, 2012 and the pro forma combined condensed statement of income for the year ended December 31, 2012, in connection to the spin-off of SETC are presented below:

Adjustments to Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2012

(a)	This adjustment reflects the investments and other assets and liabilities acquired from HCC at fair value.

(b)

This adjustment reflects the step-up of acquired assets to fair value, the elimination of accumulated depreciation, the deferred income tax effect of the fair value adjustment, and the elimination of the historical SETC equity.

(c)	This adjustment is to reflect the retirement of the 28,600 NU Telecom stock received in the spin-off.

Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Income

(d)

This adjustment reflects additional estimated interest expense due to additional NU Telecom financing from CoBank, ACB in relation to the HCC Spin-Off. Interest expense is calculated as if the additional borrowings had occurred on January 1, 2012 and the interest rate is based on variable interest rate we paid CoBank for the year ended December 31, 2012.

(e)	This adjustment reflects estimated amortization expense of $821,143 for definitely lived intangible assets for the year ended December 31, 2012.

(f)	This adjustment reflects additional estimated depreciation expense of $554,825 due to additional depreciation on the fair value of the assets over book value.

(g)	This adjustment reflects the removal of the Equity Earnings in HCC for 2012.

(h)	This adjustment reflects the removal of management services and fees received from HCC for services rendered for management, help desk and billing services.

(i)	The adjustment reflects the adjustment of management fees and other billings that were allocated to SETC by HCC.

(j)	This adjustment reflects the estimated income tax effect of the above statement of income adjustments.

Note 4 – Items Not Adjusted

The pro forma statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by NU Telecom’s management as a result of the merger.